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                                                                  Exhibit 10.47

               EXECUTIVE SEPARATION AGREEMENT AND GENERAL RELEASE
               --------------------------------------------------


          This Executive Separation Agreement and General Release (this "Agreement") by and between Timothy Noonan ("Executive") and Rite Aid Corporation (the "Company") is entered into as of February 28, 2000 subject to the revocation and effectiveness provisions of Section 14 below.

          WHEREAS, Executive has for many years served as an officer and employee of the Company and its subsidiaries; and

          WHEREAS, the Company and Executive have determined that Executive's employment with the Company shall terminate effective as of the date hereof; and

          WHEREAS, the Company has determined to provide Executive with certain severance benefits, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Executive and the Company hereby agree as follows:

          1.   Resignation of Positions.  Executive hereby voluntarily resigns
               ------------------------
his employment with the Company effective as of the date hereof, and the Company hereby accepts such resignation. Executive hereby further resigns, effective as of the date hereof, from all positions he may hold as an officer or director of the Company and its subsidiaries and affiliates, and the Company hereby accepts such resignations.

          2.   Accrued Obligations.  Within 10 days of the date hereof, the
               -------------------
Company shall pay to Executive in a lump sum the following amounts (such amounts hereinafter referred to as "Accrued Obligations"): (i) Executive's base salary through February 26, 2000, (ii) any compensation, including without limitation any bonus and salary, previously deferred by Executive (together with any accrued interest thereon) and not yet paid by the Company, and (iii) any accrued vacation pay not yet paid by the Company, not to exceed eight weeks, and any and all other similar amounts generally payable to terminating executives of the Company.

          3.   Severance Benefits.  In consideration for Executive's resignation
               ------------------
and release of claims set forth herein, but subject to the forfeiture provisions set forth in Sections 7 and 8, the Company shall provide Executive with the following benefits (the "Severance Benefits");

          (a) During the period commencing on the date hereof and ending on February 28, 2002 (the "Severance Period"), the Company shall continue payment of Executive's annual base salary at the rate in effect on the date hereof ("Base Salary"), such amounts to be payable at such times and otherwise in accordance with the Company's standard payroll procedures for officers. (For clarity, it is understood and acknowledged that for purposes of this
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Agreement, the meaning of the terms "Severance Period" shall be unaffected by any forfeiture of all or any portion of the Severance Benefits pursuant to Sections 8 or 9 below).

          (b) During the Severance Period, the Company shall provide Executive with continued coverage under such of the Company's medical benefit plans, including without limitation all dental, vision and hospital benefits plans, in effect from time to time as are generally applicable to senior executives of the Company, subject to all applicable terms and conditions of such plans. Without limiting the generality of the foregoing, Executive shall be responsible for any premiums, co-payments, deductible and other amounts payable by participants pursuant to the terms of such plans.

          (c) All stock options by Executive that have not vested on or prior to the date hereof shall immediately terminate effective as of the date hereof; provided, that the option grant made to Executive on May 12, 1998 related to the
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right to purchase an aggregate of 650,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock") at a price of $30.75 per share made to Executive on May 12, 1998 shall continue to vest and become exercisable in accordance with its terms through the end of the Severance Period. Any option that vests before Severance Period shall remain exercisable, but not beyond the tenth anniversary of its date of grant, through the later of (i) the last day of the Severance Period and (ii) 90 days after the date on which the Company is first able lawfully to deliver shares in response to the exercise of that option by reason of a registration statement under the Securities Act of 1933 relating to the shares deliverable upon such exercise being effective, and provided,
                                                                  --------
further, that with respect to the option grants made to Executive on November 10, 1999, relating to the right to purchase an aggregate of 1,960,897 shares of the Common Stock at a price of $5.37 per share, the Company acknowledges that as of the date hereof such option grant has vested and become exercisable with respect to 300,000 shares of Common Stock and Executive acknowledges that the remaining portion of such option grant shall terminate and expire in full as of the date hereof and shall not become exercisable at any time.

          (d) That certain Deferred Compensation Agreement, dated November 15, 1999, between Executive and the Company (the "Deferred Compensation Agreement"), shall be amended to provide that Executive shall begin to receive payment of benefits under the Deferred Compensation Agreement commencing on or after March 1, 2002. Other than as set forth herein, the terms and conditions of the Deferred Compensation Agreement shall remain in full force and effect. For clarity, it is understood and acknowledged by Executive that regardless of the date upon which the payment of such benefits actually commences, the maximum period during which such benefits shall be paid is 15 years.

          (e) Executive shall be eligible to receive benefits under any applicable pension and welfare benefit plans maintained by the Company in which Executive is a participant as of the date hereof, including any successor plans thereto, in accordance with the terms and conditions of such plans. Nothing herein shall be construed as providing Executive the right to continued vesting or accrual benefits under any such plan during the Severance Period.

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          (f) The Company shall (i) indemnify Executive to the full extent permitted by the Company's Certificate of Incorporation (subject to any limitations imposed under applicable law) and provide advancement of attorney's fees in connection therewith, and (ii) continued coverage for Executive following termination of his employment with the Company under any Director and Officer insurance policies maintained from time to time by the Company, for any claims that may be made against Executive with respect to his service as a director or officer of the Company, for any claims that may be made against Executive with respect to his service as a director or officer of the Company; provided, that Executive shall reimburse the Company for advancements if and to
--------
the extent so required under the Company's Certificate of Incorporation and applicable law.

          Executive acknowledges and agrees that (i) lie shall not receive or be entitled to receive any annual or other bonus in respect of the Company's fiscal year ending in February 2000, (ii) he shall not receive or be entitled to receive any payment in respect of any long-term bonus or incentive plan in which Executive has at any time been a participant prior to the date hereof, (iii) he shall not receive or be entitled to receive any annual, long-term or other bonus in respect to the Severance Period or any portion thereof, (iv) he shall not receive or be entitled to receive pension credits or otherwise be eligible for retirement plan contributions in connection with the Severance Benefits and (v) other than as set forth in this Section 3, Executive shall not receive or be entitled to receive any amounts or benefits under any stock-based or other incentive, bonus or other compensation, severance or fringe benefit plan, program, policy, agreement or arrangement of the Company. Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts, benefits and other compensation payable or otherwise provided to Executive under this Section 3, and such amounts, benefits and other compensation shall not be reduced in respect of any amounts actually earned by Executive from subsequent employment.

          4.   Full Discharge.  Executive agrees and acknowledges that (i) the
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Severance Benefits provided to Executive under this Agreement and referred to in
Section 3 above exceed any sums or other payments of benefits to which Executive would otherwise be entitled in respect of his employment with the Company and the termination thereof under any policy, plan, or procedure of, or any agreement or understanding, with, the Company or its subsidiaries or affiliates and (ii) except as provided in Section 5(a), the Severance Benefits, and the Accrued Obligations referred to in Section 2 above, are in full discharge of any, and all claims the Executive has or may have against the Company Releasees, as defined in Section 5(d), including without limitation for wages, benefits (including plan contributions) or attorneys fees.

          5.   General Release.
               ---------------

               (a) The Executive Releasors (as defined below) release and forever discharge the Company Releasees (as defined below), jointly and severally, from and against any and all claims, charges, complaints, demands, actions, causes of action, agreements, promises, contributions, fees, losses, expenses and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, which Executive Releasors ever had, now have or may

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have against the Company Releasees, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the Release Effective Date (as defined in Section 14) (the "Claims"); provided that such release shall not apply with respect to (i) any rights of
--------
indemnification and advancement to which Executive is entitled as of the date hereof; (ii) Executive's rights under this Agreement; and (iii) Executive's vested right to any benefit payable after termination of employment under any employee benefit plan, as defined in Section 3(3) of ERISA.

               (b) Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Company Releasees from any and all claims arising out of Executive's employment by or other service with the Company and its affiliates, or the resignation or termination of Executive's employment or other service with the Company and its affiliates, including without limitation, (i) any claim under the Age Discrimination in Employment Act, as amended by, among other laws, the Older Workers Benefit Protection Act;
(ii) any claim under Title VII of the Civil Rights Act of 1964, as amended by, among other laws, the Civil Rights Act of 1991; (iii) any claim under the Americans with Disabilities Act; (iv) any claim under any applicable Pennsylvania law; (v) any other claim of discrimination or retaliation in employment (whether based on federal, state or local law, statutory or decisional); (vi) any claim under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") except as provided in (a)(iii) above; (vii) any claim under the National Labor Relations Act, as amended; (viii) any claim under the Worker Adjustment and Retraining Notification Act; (ix) any claim for tort or for breach of contract; and (x) any claim for attorneys' fees, costs, disbursements or the like, except to the extent any such claim relates to
                           ------
(A) any rights of indemnification and advancement to which Executive is entitled as of the date hereof, (B) Executive's rights under this Agreement; and (C) the Company's rights under this Agreement.

               (c) Executive and the Company further agree that Executive will not seek or accept any award or settlement from any source or proceeding with respect to any claim or right covered by this Section 5 and 6 below.

               (d) As used herein, (i) "Executive Releasors" shall mean Executive, for himself and for his heirs, executors, administrators, representatives, successors and assigns; and "Company Releasees" shall mean the Company and any and all of its subsidiaries, divisions, affiliated entities, representatives, successors and assigns, and any and all of its or their employee benefit or pension plans or funds, and any and all of its or their past or present officers, directors, stockholders, agents, trustees, administrators, employees, successors or assigns (whether acting as agents for such entities or in their individual capacities).

          6.   No Claims.  Executive agrees, to the fullest extent permitted by
               ---------
law, not to commence, maintain, prosecute or participate in any action or proceeding of any kind, nor encourage anyone else to do so, against any of the Company Releasees, arising out of any act, omission, transaction or occurrence occurring up to and including the Release Effective Date (other than with respect to an action, omission, transaction or occurrence that is subject to the

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proviso in Section 5(a)), and Executive represents and warrants that he has not done so at any time prior to or as of the Release Effective Date.

          7.   No Injurious Conduct.  Executive acknowledges that he has not
               --------------------
knowingly engaged and agrees that he will not knowingly engage (except as may be required pursuant to Section 8 below or by applicable law) in any conduct that is injurious to the Company Releasees, reputation or interest, including but not limited to (i) divulging, communicating, or in any way making use of any confidential or proprietary information acquired in the performance of Executive's duties for the Company and its affiliates and (ii) publicly disparaging (or inducing or encouraging others to publicly disparage) any of the Company Releasees.

          8.   Cooperation.
               -----------

               (a) Executive shall cooperate fully with the Company and its subsidiaries and affiliates and its counsel in connection with any investigation by the Company relating to any matter in which Executive was or is involved or of which Executive has knowledge by virtue of his employment or other position with the Company Releasees, including without limitation the pending investigation of the Company's accounting practices and related matters.
Without limiting the generality of the foregoing, Executive shall (i) make himself available to be interviewed upon reasonable notice and otherwise on a reasonable basis and for a reasonable period of time relating to any such investigation, (ii) provide, to the best of his abilities truthful, accurate and complete information and responses in the course thereof (including without limitation during informal or formal interviews) and (iii) provide all requested documentation that is in his possession or control (pursuant to any formal or informal request).

               (b) Executive agrees that, in the event he is subpoenaed by any person or entity to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Executive's employment or other position with Releasees, any investigation, proceeding or litigation or otherwise relating to the subject matter of this Agreement, Executive shall give prompt notice of such request to the Company's General Counsel at the address listed below.

               (c) Executive shall make himself available to the Company upon reasonable notice and otherwise on a reasonable basis and for a six-month period commencing on the date hereof to consult regarding the Company's business during the transition period for the Company's new management team.

               (d) The Company shall reimburse Executive for any and all reasonable expenses incurred by him in discharging his obligations pursuant to this Section 8, including without limitation all reasonable travel and related expenses and all reasonable attorneys fees and disbursements subject to the reimbursement obligation referred to in Section 3(f).

               (e) Notwithstanding anything herein to the contrary, if the Company shall determine that Executive has failed to perform his obligations set forth in this Section 8, then the Company shall have the right to terminate immediately payment and provisions of the

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Severance Benefits in their entirety (other than vested benefits protected under
ERISA and Executive's rights to indemnification and advancement as set forth in
Section 3(f)), and such Severance Benefits shall thereupon be forfeited by Executive. For clarity, it is understood and agreed by Executive that (i) such forfeiture shall result in, among other things, (x) the immediate termination of all benefits under the Deferred Compensation Agreement (notwithstanding anything to the contrary therein) and (y) the immediate termination of any otherwise then exercisable stock options; and (ii) the termination of payment and provision of Severance Benefits pursuant to this Section 8(e) shall in no way affect the continuing validity and enforceability of the release provided in Section 5 and Executive's other covenants and agreements hereunder. If at any time during the Severance Period the Company shall become aware of evidence that, Executive may have committed an act which could have resulted in Executive's discharge for "cause" by the Company, had it been known to the Company, the Company shall have the right to immediately begin proceedings to terminate payment of the Severance Benefits in their entirety (other than vested benefits protected under ERISA). For purposes of this Agreement "cause" shall mean that in accordance with the Deferred Compensation Agreement, the Board of Directors shall have determined that there has been an act which would have justified a discharge for good cause, using reasonable and non discriminatory standards. For clarity, it is understood and agreed by Executive that (i) the termination of payment and provision of the Severance Benefits pursuant to this Section 8(f) shall in no way affect the continuing validity and enforceability of the release provided in
Section 5 and Executive's other covenants and agreements.

          9.   Non-Disclosure.  The terms and conditions of this Agreement, the
               ---------------
disclosure information attached as Exhibit A, and the circumstances and discussions giving rise to this Agreement are and shall be deemed to be confidential, and shall not be disclosed by Executive to any person or entity without the prior written consent of the Chairman and Chief Executive Officer of the Company, except if required by law, or to Executive's accountants, attorneys or spouse, provided that these latter persons each agree to maintain the confidentiality of this Agreement, the disclosure information and the circumstances and discussions giving rise to this Agreement. Executive further represents that he has not disclosed the terms and conditions of this Agreement or the disclosure information or the circumstances and discussions giving rise to this Agreement to anyone who is not an executive officer or director of the Company other than his attorneys, accountants or spouse.

          10.  Confidentiality.  Executive acknowledges that during the course
               ---------------
of his employment with the Company, its subsidiaries and affiliates, he has been exposed to documents and other information regarding the confidential affairs of the Company, its subsidiaries and affiliates, including without limitation information about their past, present and future financial condition, the markets for their products, key personnel, past, present or future actual or threatened litigation, trade secrets, current and prospective customer lists, operational methods, acquisition plans, prospects, plans for future development and other business affairs and information about the Company and its subsidiaries and affiliates not readily available to the public (the "Confidential Information"). In recognition of the foregoing, the Executive covenants and agrees as follows:

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

               (a) Except as is necessary in order for Executive to enforce his rights hereunder, and as may otherwise be required by applicable law or court order at no time shall Executive ever divulge, disclose, or otherwise use any Confidential Information, unless and until such information is available in the public domain by reason other than Executive's unauthorized disclosure or use thereof, unless such disclosure or use is expressly authorized by the Chairman and Chief Executive Officer of the Company in writing in advance of such disclosure or use.

               (b) Promptly following the date hereof, Executive shall deliver to the Company's offices in Camp Hill, Pennsylvania all of the property and equipment of the Company and its subsidiaries (including any cell phones, pagers, credit cards, personal computers, etc.) and any and all documents, records, and files, including any notes, memoranda, customer lists, reports or any and all other documents, including any copies thereof, whether in hard copy form or on a computer disk or hard drive, which relate to the Company, its subsidiaries, affiliates, successors or assigns, and/or their respective past and present officers, directors, employees, agents or consultants (collectively, the "Company Property, Records and Files"); it being expressly understood that Executive shall not be authorized to retain any of the Company Property, Records and Files, except (i) that in any event Executive may retain his rolodex and
(ii) to the extent expressly so authorized in writing by the Company's Chairman and Chief Executive Officer.

          11.  Non-Solicitation.  During the Severance Period, Executive shall
               ----------------
not, directly or indirectly, solicit, induce, or attempt to solicit or induce any officer, director, employee, agent or consultant of the Company or any of its subsidiaries, affiliates, successors or assigns to terminate his, her or its employment or other relationship with the Company or its subsidiaries, affiliates, successors or assigns for the purpose of associating with any competitor of the Company or its subsidiaries, affiliates, successors or assigns, or otherwise encourage any such person or entity to leave or sever his, her or its employment or other relationship with the Company or its subsidiaries, affiliates, successors or assigns for any other reason. For purposes of this Section 11, the term "competitor of the Company" shall be defined as any person or entity which directly or indirectly through one or more subsidiaries and affiliates owns and/or operates a chain of 200 or more retail drugstores in the United States.

          12.  Rights and Remedies upon Breach.  If Executive breaches, or
               -------------------------------
threatens to commit a breach of, any of the provisions of Sections 10 or 11 above (the "Restrictive Covenants"), the Company and its subsidiaries, affiliates, successors or assigns shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company or its subsidiaries, affiliates, successors or assigns at law or in equity:

               (a) The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction by injunctive decree or otherwise, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company or its subsidiaries, affiliates, successors or assigns, as the case may be, and that money damages would not provide an adequate remedy to the Company or its subsidiaries, affiliates, successors or assigns, as the case may be.

               (b) The right and remedy to require Executive to account for and pay over to the Company or its subsidiaries, affiliates, successors or assigns, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as a result of any transaction or activity constituting a breach of any of the Restrictive Covenants.

               (c) Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect without regard to the invalid portions.

               (d) If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or scope of such provisions, such court shall have the power (and is hereby instructed by the parties) to reduce the duration or scope of such provisions, as the case may be, to render such provision enforceable (it being the intent of the parties that any such reduction be limited to the minimum extent necessary to render such provision enforceable), and, in its reduced form, such provision shall then be enforceable.

               (e) The parties hereto agree that the state and federal courts of Pennsylvania shall have exclusive jurisdiction to enforce the Restrictive Covenants and over any other dispute arising with respect to this Agreement, and the parties hereby submit to such jurisdiction.

          13.  No Violation.  The making of this Agreement is not intended to,
               ------------
and shall not, be construed as an admission that any Company Releasee or Executive Releasee has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any agreement, contract, understanding, policy or practice, or committed any wrong whatsoever against any Executive Releasor or Company Releasor.

          14.  Review and Revocation Period.  Executive shall have up to forty-
               ----------------------------
five (45) days from the date of receipt hereof to consider the terms and conditions of this Agreement. Executive may accept this Agreement by signing it before a notary and returning it to Mr. Robert G. Miller, Chairman and Chief Executive Officer, Rite Aid Corporation, at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, by no later than the close of business on the forty-fifth
(45th) day after Executive receives this Agreement ("Agreement and Release Return Date"). After signing this Agreement, Executive shall have seven (7) days (the "Revocation Period") to revoke this Agreement by indicating his desire to do so in writing (i) addressed to Mr. Miller at the address listed above, and
(ii) received in hand by Mr. Miller no later than the close of business on the seventh (7th) day following the date Executive executes this Agreement. The effective date of this Agreement shall be the eighth (8th) day after Executive executes it (the "Release Effective Date"). If the last day of the Agreement and Release Return Date or the

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Revocation Period falls on a Saturday, Sunday, or holiday, the last day of the
Agreement and Release Return Date or the Revocation Period, respectively, will be deemed to be the next business day. In the event Executive does not accept this Agreement as set forth above, or in the event Executive revokes this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the Severance Benefits referred to in Section 3, shall automatically be deemed null and void; provided
                                                                       --------
that notwithstanding anything herein to the contrary, the date of termination of Executive's employment with the Company shall in all events be February 28, 2000.

          15.  Acknowledgment.  Executive acknowledges that:  (a) he has
               --------------
carefully read this Agreement in its entirety; (b) he has been offered and had an opportunity to consider fully the terms of this Agreement and the disclosure information attached as Exhibit A provided pursuant to the Older Workers Benefit Protection Act, for a period of at least forty-five (45) days, or where applicable has waived the necessity of a full 45 days; (c) he has been advised by the Company in writing to consult with an attorney of Executive's choice before signing this Agreement; (d) he fully understands the significance of all of the terms and conditions of this Agreement and he has discussed them with his independent legal counsel, or has had a reasonable opportunity to do so; (e) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) he is signing this Agreement voluntarily and of his own free will and assents to all the terms and conditions contained herein.

          16.  Arbitration.  Any controversy or claim arising out of or relating
               -----------
to this Agreement or the breach of this Agreement (other than a controversy or claim arising under Sections 11 and 12, to the extent necessary for the Company to avail itself of the rights and remedies provided under Section 12) that is not resolved by Executive and the Company (or its affiliates where applicable) shall be submitted to arbitration in Philadelphia, Pennsylvania in accordance with Pennsylvania law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company (or its affiliates, where applicable) and Executive and judgment may be entered on the arbitrators' award in any court having jurisdiction.

          17.  Successors.  This Agreement is binding upon, and shall insure to
               ----------
the benefit of, the parties and their respective heirs, executors, administrators, representatives, successors and assigns.

          18.  Survival.  Except as specifically provided herein, Executive's
               --------
obligations under Sections 4, 5, 6, 7, 9, and 10 of this Agreement shall survive the payment of the Severance Benefits.

          19.  Severability.  If any provision of this Agreement shall be held
               ------------
by a court of competent jurisdiction to be illegal, void, or unenforceable, such illegality or unenforceability shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement. Further, if Executive seeks to challenge the validity of or otherwise vitiate this Agreement or any provision thereof (including, without limitation, Sections 5 and 6), Executive shall, as a precondition, be required to repay to the Company the Severance Benefits theretofore paid and provided to him under this Agreement in their entirety; and if the Company seeks to challenge the validity of or otherwise vitiate this Agreement or any provision thereof, the Company shall, as a precondition, be required to pay to the Executive any unpaid Severance Benefits and Executive shall immediately be released from his obligation to cooperate as described in Section 8.

          20.  Notices.  All notices and other communications under this
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Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

If to the Company:            Rite Aid Corporation
                              30 Hunter Lane
                              Camp Hill, PA  17011
                              Attention:  General Counsel
                              Fax:  (717) 760-7867

with a copy to:               Kaye, Scholer, Fierman, Hays & Handler, LLP
                              1999 Avenue of the Stars
                              Los Angeles, CA  90067
                              Attention: Andrew Ash, Esq.
                              Fax:  (310) 788-1200

If to Executive:              Timothy Noonan
                              1022 N. Waterford Way
                              Mechanicsburg, PA  17055

Any such party may change such party's address for notices by notice duly given pursuant hereto.

          21.  Governing Law; Venue.  This Agreement shall be governed by the
               --------------------
laws of the Commonwealth of Pennsylvania and the parties in any action arising out of this Agreement shall be subject to the jurisdiction and venue of the federal and state courts, as applicable, in the County of Cumberland, Commonwealth of Pennsylvania.

          22.  Entire Agreement.  This Agreement and Exhibit A hereto,
               ----------------
constitute the complete understanding between the parties and supersede any and all prior agreements, understandings, and discussions, whether written or oral, between the parties. No other promises or agreements shall be binding unless in writing and executed after the Release Effective Date by the parties to be bound thereby.

          23.  Amendment; Waiver.  This Agreement may be amended, modified,
               -----------------
superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          24.  No Conflict with Other Agreements.  Each of Executive and the
               ---------------------------------
Company represents and warrants that neither the execution of this Agreement by such party nor the full and complete performance of such party's obligations hereunder will violate or conflict in any respect with any written or oral agreement or understanding with any person or entity.

          25.  Headings.  The section headings contained herein are for
               --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          26.  Counterparts.  This Agreement may be executed by the parties
               ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to due authorization, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year set forth below.

                                        RITE AID CORPORATION

                                        /s/ Robert G. Miller
Date: ______________________            _____________________________________
                                        By:   Robert G. Miller
                                        Its:  Chairman and Chief Executive
                                              Officer
                                        /s/ Timothy Noonan
Date: ______________________            _____________________________________
                                        Timothy Noonan

COMMONWEALTH OF PENNSYLVANIA             )
                                         : ss
COUNTY OF CUMBERLAND                     )

     On this __ day of _______, ____, before me personally came Timothy Noonan, to me known and known to me to be the person described in and who executed the Executive Separation Agreement and General Release, and he duly acknowledged to me that he executed the same.

                              _______________________________________
                              Notary Public

                                   EXHIBIT A

Severance benefits have been offered to William Titleman and Philip Markovitz in connection with the termination of their employment with the Company pursuant to individually negotiated arrangements.

Name                           Age                       Title
-------------------            ---              ------------------------
Willliam Titleman               53              Executive Vice President
Philip Markovitz                59              Senior Vice President
















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